EXHIBIT 27


                       SECURITY CAPITAL GROUP INCORPORATED
                               125 LINCOLN AVENUE
                           SANTA FE, NEW MEXICO 87501

                                January 17, 2002


Storage USA, Inc.
Storage USA Trust
SUSA Partnership, L.P.
c/o Storage USA, Inc.
    175 Toyota Plaza, Suite 700
    Memphis, Tennessee  38103


    Re: Purchase and Sale Agreement, dated as of December 5, 2001, by and among Storage USA, Inc., a Tennessee corporation ("Storage USA"), Storage USA Trust, a Maryland real estate investment trust and a wholly owned subsidiary of the Company, SUSA Partnership, L.P., a Tennessee limited partnership of which Storage USA is the sole general partner, and Security Capital Group Incorporated, a Maryland Corporation ("Security Capital") (the "Purchase Agreement")
             ------------------------------------------------------------------

Ladies and Gentlemen:

     This is to confirm that, in connection with the Memorandum of Understanding, dated January 17, 2002 (a copy of which is attached hereto), entered into on behalf of the parties to the litigation referred to therein by their respective attorneys (the "MOU"), and in consideration of the settlement set forth in the MOU, all references in the Purchase Agreement to $42.00 - including without limitation in Sections 1.116 (definition of "Share Consideration"), Section 1.140 (definition of "Unit Consideration"), Section 2.2(a) (Purchase Consideration; Redemption), and Section 5.6(g) (No Solicitation--definition of "Superior Transaction") - shall for all purposes be deemed references to $42.50, and the words "not to exceed $128,197,920" in
Section 2.7(a)(iii) shall be deleted, in each case, effective as of the date hereof and of the MOU.

Storage USA, Inc.
Storage USA Trust
SUSA Partnership, L.P.
c/o Storage USA, Inc.
Page 2


     In all respect not inconsistent with the terms and provisions of this letter agreement, the Purchase Agreement shall continue in full force and effect in accordance with the terms and conditions thereof. From and after the date hereof, each reference to the Purchase Agreement in any other instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby, unless the context otherwise requires.

                                        Very truly yours,

                                        SECURITY CAPITAL GROUP
                                        INCORPORATED


                                        By: /s/ C. Ronald Blankenship
                                           ------------------------------
                                           Name: C. Ronald Blankenship
                                           Title: Vice Chairman and
                                                  Chief Operating Officer


Accepted and agreed:

STORAGE USA, INC.


By: /s/ Dean Jernigan
   ---------------------------
   Name: Dean Jernigan
   Title: Chairman, Chief Executive
          Officer and President


STORAGE USA TRUST


By: /s/ Dean Jernigan
   ----------------------------
   Name: Dean Jernigan
   Title: Chairman, Chief Executive
          Officer and President


SUSA PARTNERSHIP, L.P.


By: /s/ Dean Jernigan
   -----------------------------
   Name: Dean Jernigan
   Title: Chairman, Chief Executive
          Officer and President